Exhibit 10.10
[LICENSOR]
FORM OF DR PEPPER FOUNTAIN CONCENTRATE AGREEMENT
     BY THIS AGREEMENT, [Licensor], Plano, Texas (“Company”) does hereby grant to the undersigned ________________________ (“Grantee”) the non-exclusive right to manufacture DR PEPPER fountain syrup, prepared according to specifications furnished by Company from DR PEPPER fountain concentrate acquired from Company, and to package, sell and distribute under the DR PEPPER trademark such syrup in Transfer Tanks, in five-gallon bag-in-box containers, and in one gallon containers only, as approved by Company and no other, only in the territory set out in the Dr Pepper Bottler’s License Agreement No. ______ and not elsewhere. Company reserves the right to manufacture and sell DR PEPPER fountain syrup in any form directly to any customer within said territory and the right to appoint others to do so.
     Company will sell DR PEPPER fountain concentrate to Grantee. Grantee hereby further agrees:
     1. To use only those containers, bags, boxes, pumps, tubing/fittings, labels and closures approved by Company in the packaging of said syrup.
     2. To maintain a production facility in full compliance with all pure food, sanitation and public health laws. In the event that Grantee is asked to manufacture Dr Pepper products for or on behalf of any other Dr Pepper licensee, and/or in the event Grantee is asked to produce Dr Pepper concentrate or syrup for any other Dr Pepper licensee, then in any such event Grantee shall report that request to Company as soon as possible, and in any event by no later than one week after such request is made of Grantee, and in no event may Grantee produce or ship Dr Pepper concentrate to any other Dr Pepper licensee without Company’s prior written consent. Company reserves the right to determine, in its sole and absolute discretion, whether and when to approve or consent to allow Grantee to manufacture Dr Pepper products or concentrate for any other licensed Dr Pepper bottler, and Company reserves the right in its sole and absolute discretion to determine any terms or conditions pursuant to which or upon which any such consent may be conditioned or contingent. In the event that Grantee should decide or determine for any reason that it will stop manufacturing or producing any Dr Pepper trademarked product, including Dr Pepper concentrate and syrup, then in any such event Grantee shall provide to Company written notification at least six months prior to the date on which Grantee will stop such manufacturing or producing.
     3. To allow Company personnel to inspect from time to time all production facilities and all materials used in connection with this Agreement.

     4. To furnish Company, at Grantee’s expense, samples of the finished fountain syrup from time to time as required by Company.
     5. Not to sell DR PEPPER fountain syrup to any purchaser for sale or distribution by such purchaser outside of the territory set out in the said Dr Pepper Bottler’s License Agreement, without prior written approval from Company.
     6. That, except where this Agreement contains different terms, to abide by all of the terms and conditions of said Dr Pepper Bottler’s License Agreement.
     Any violation of any of the above terms shall be sufficient cause for Company to cancel this Agreement immediately. In addition, Company may also cancel this Agreement at any time and for any or no reason upon three (3) months prior written notice. In the event that sufficient cause does not exist which would otherwise entitle the Company to invoke its right to cancel the Agreement immediately, the cancellation shall be effective on the ninety-first (91st) day following the Company’s mailing or sending of its written notice of termination.
     Notwithstanding the foregoing, any termination of the said Dr Pepper Bottler’s License Agreement shall operate to terminate this Agreement effective automatically and at the same time as the termination of the said Dr Pepper Bottler’s License Agreement. However, this Agreement may be terminated, with or without sufficient cause, without terminating the said Dr Pepper Bottler’s License Agreement.
     WITNESS THE HANDS in duplicate of the parties this ___day of _______________, 20___.

[LICENSOR]	[BOTTLER]
(City, State)

By	By

Title	Title